EXHIBIT 5.6
[Letterhead of Roberts & Stevens, P.A.]
January 23, 2012
To each of the Persons Listed on Schedule A attached hereto
     Re: Registration Statement on Form F-4
Ladies and Gentlemen:
     We have acted as local counsel in the State of North Carolina (the “State”) for BRPP, LLC, a North Carolina limited liability company (sometimes referred to as the “Company” or “Guarantor”), in connection with the Registration Statement on Form F-4, Registration No. 333-177693 (the “Registration Statement”) filed by the Registrants listed therein with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to an offer to exchange “old notes” previously issued by the Issuers for a like principal amount of “new notes” (the “Exchange Offer”). Terms not otherwise defined in this letter shall have the meaning given to them in the prospectus forming a part of the Registration Statement.
     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the documents listed on Schedule B attached hereto and incorporated herein by reference (collectively the “Documents”).
     For purposes of this opinion, the documents listed in items 1 — 8 on Schedule B attached hereto are referred to herein as the “Transaction Documents.”
     We have also reviewed and relied upon such certificates of BRPP, LLC and other parties as to factual matters, certificates of public officials and other instruments, documents and agreements as we have deemed necessary or appropriate to enable us to render the opinions set forth below. Except as otherwise specifically identified herein, as to all matters of fact that are material to our opinion, we have relied solely upon certificates of officials of BRPP, LLC and other parties furnished to us, and we have not undertaken any independent investigation to determine the existence or absence of such facts. However, we have no reason to believe that any of the documents on which we have relied contain matters which, or the assumptions contained herein, are untrue, contrary to known facts, or unreasonable. Whenever any opinion herein with respect to the existence or absence of facts is qualified by the phrase “to our knowledge,” such phrase indicates only that during the course of our representation of BRPP, LLC, no information has come to the attention of the attorneys in this Firm involved in this transaction being John S. Stevens, Vincent D. Childress, Jr. and M. Frances Durden, which
R&S 893160-1

would give us actual knowledge of the existence or absence of such facts. Except to the extent expressly stated herein, we have not undertaken any independent investigation to determine the existence or absence of any such facts, and no inference as to our knowledge of the existence of such facts should be drawn from the fact of our representation of BRPP, LLC.
ASSUMPTIONS
     In rendering this opinion, we have assumed, with your express permission and without independent verification or investigation, each of the following:
1.	All natural persons executing the Transaction Documents are legally competent to do so; all signatures on all documents submitted to us are genuine; all documents submitted to us as originals are authentic; and all documents submitted to us as copies conform to the original documents, which themselves are authentic, and that any electronic copy provided to us signed by the necessary parties has in fact been duly executed and delivered by such parties; and
2.	There are no prior or contemporaneous written or oral understandings, agreements or courses of dealing among the parties at variance with any of the terms of the Documents.
OPINIONS
     Based upon the foregoing assumptions and subject to the qualifications, limitations and exceptions set forth herein, we are of the opinion that:
1.	BRPP, LLC is a limited liability company duly organized and validly existing in good standing under the laws of the State of North Carolina with full power and authority to (i) conduct its business as set forth in its Articles of Organization and (ii) execute, deliver, and enter into the Transaction Documents.

2.	The execution and delivery of each of the Transaction Documents have been duly authorized by all necessary company action on the part of BRPP, LLC.

3.	BRPP, LLC, as Guarantor, has duly executed and delivered each of the Transaction Documents.

4.	The authorization, execution and delivery of the Transaction Documents and the performance by BRPP, LLC of its obligations thereunder do not conflict with, or result in a violation of the Articles of Organization or Operating Agreement of BRPP, LLC. To our knowledge, the execution and delivery of the Transaction Documents by BRPP, LLC do not violate or conflict with any existing law, rule or regulation of the State, or any order, writ, injunction or decree of any court, administrative agency or any other governmental authority applicable to BRPP, LLC.
R&S 893160-1

5.	To our knowledge, no authorization, consent or order of any court or governmental authority is required to be obtained in connection with the execution, delivery and performance of the Transaction Documents by BRPP, LLC.
QUALIFICATIONS
The opinions set forth herein are subject to the following qualifications:
1.	We are admitted to practice only in the State of North Carolina and we express no opinion as to matters under or involving the laws of any jurisdiction other than the United States of America and the State of North Carolina and its political subdivisions. We express no opinion as to any provision of the Documents with respect to conflicts of laws.
2.	The opinions rendered herein are rendered only with respect to the facts existing on the date hereof and laws, rules and regulations currently in effect. We have no obligation to update this opinion in the event of any matters which may occur or laws, rule or regulations which may change or be adopted subsequent to the effective date of the Registration Statement.
     This letter and the opinions expressed herein are rendered for the benefit of the addressees hereof, their successors, assigns and legal counsel. We understand that you will rely on matters of North Carolina law, as applicable, contained in this letter in connection with the matters set forth herein. In addition, we understand that Debevoise & Plimpton LLP (“Debevoise”), your legal counsel, will rely on matters of North Carolina law, as applicable, contained in this letter in connection with an opinion to be rendered by it on the date hereof relating to BRPP, LLC. In connection with the foregoing, we hereby consent to your and Debevoise’s relying as to matters of North Carolina law, as applicable, contained in this letter.
     We consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm under the heading “Validity of the Securities” in the prospectus contained in the Registration Statement. In giving such consent, we do not hereby concede or acknowledge that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations issued by the Commission thereunder.

/s/ ROBERTS & STEVENS, P.A.
R&S 893160-1

SCHEDULE A
Reynolds Group Holdings Limited
Level Nine
148 Quay Street
Auckland 1140 New Zealand
Reynolds Group Issuer Inc.
c/o National Registered Agents, Inc.
160 Greentree Drive, Suite 101,
Dover, Delaware 19904
Reynolds Group Issuer LLC
c/o National Registered Agents, Inc.
160 Greentree Drive, Suite 101,
Dover, Delaware 19904
Reynolds Group Issuer (Luxembourg) S.A.
6C Rue Gabriel Lippmann,
L-5365 Munsbach, Grand Duchy of Luxembourg
The Member and Manager of BRPP, LLC
Blue Ridge Paper Products Inc.
41 Main Street
Canton, NC 28716
R&S 893160-1

SCHEDULE B
1.	Eighth Supplemental Indenture to the 7.75% Senior Secured Notes due 2016 Indenture, dated as of May 4, 2010, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Reynolds Group Issuer (Luxembourg) S.A., Beverage Packaging Holdings (Luxembourg) I S.A, certain additional note guarantors listed thereto, including Guarantor, and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent and Wilmington Trust (London) Limited, as additional collateral agent.
2.	8.50% Senior Notes due 2018 Indenture, dated as of May 4, 2010, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Reynolds Group Issuer (Luxembourg) S.A., certain additional note guarantors listed thereto, including Guarantor, The Bank of New York Mellon as trustee, principal paying agent, transfer agent, registrar and transfer agent and The Bank of New York Mellon, London Branch, as paying agent.
3.	First Senior Secured Notes Supplemental Indenture to the 7.125% Senior Secured Notes due 2019 Indenture, dated as of November 16, 2010, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Reynolds Group Issuer (Luxembourg) S.A., Beverage Packaging Holdings (Luxembourg) I S.A, certain additional note guarantors listed thereto, including Guarantor, and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent, and Wilmington Trust (London) Limited, as additional collateral agent.
4.	First Senior Notes Supplemental Indenture to the 9.000% Senior Notes due 2019 Indenture, dated as of November 16, 2010, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Reynolds Group Issuer (Luxembourg) S.A., Beverage Packaging Holdings (Luxembourg) I S.A, certain additional note guarantors listed thereto, including Guarantor, and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent.
5.	7.875% Senior Secured Notes due 2019 Indenture, dated as of August 9, 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Reynolds Group Issuer (Luxembourg) S.A., certain additional note guarantors listed thereto, including Guarantor, and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent and The Bank of New York Mellon, London Branch, as paying agent.
6.	9.875% Senior Notes due 2019 Indenture, dated as of August 9, 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Reynolds Group Issuer (Luxembourg) S.A., certain additional note guarantors listed thereto, including Guarantor, and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent and The Bank of New York Mellon, London Branch, as paying agent.
7.	6.875% Senior Secured Notes due 2021 Indenture, dated as of February 1, 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Reynolds Group Issuer (Luxembourg) S.A., certain additional note guarantors listed thereto, including
R&S 893160-1

Guarantor, The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, collateral agent and registrar, Wilmington Trust (London) Limited, as additional collateral agent and The Bank of New York Mellon, London Branch, as paying agent.
8.	8.250% Senior Notes due 2021 Indenture, dated as of February 1, 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Reynolds Group Issuer (Luxembourg) S.A., certain additional note guarantors listed thereto, including Guarantor, The Bank of New York Mellon, as trustee, principal paying agent, transfer agent and registrar and The Bank of New York Mellon, London Branch, as paying agent.
9.	Articles of Organization of BRPP, LLC, certified by the North Carolina Secretary of State as of January 19, 2012, as the same have been amended from time to time.
10.	Certificate of Existence of BRPP, LLC dated as of January 19, 2012, issued by the North Carolina Secretary of State;
11.	Operation Agreement of BRPP, LLC dated as of July 11, 2000, as the same has been amended from time to time.
12.	Action of the Sole Member and Manager by Written Consent of BRPP, LLC dated as of April 24, 2010.
13.	Action of the Sole Member and Manager by Written Consent of BRPP, LLC dated as of November 16, 2010.
14.	Action of the Sole Member and Manager by Written Consent of BRPP, LLC dated as of January 27, 2011.
15.	Action of the Sole Member and Manager by Written Consent of BRPP, LLC dated as of July 20, 2011.
R&S 893160-1